     As Filed with the Securities and Exchange Commission on July 17, 2001
                              Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CNET NETWORKS, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            DELAWARE                                              13-3696170
  (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                   ----------

                               150 CHESTNUT STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 395-7800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                  TECHREPUBLIC, INC. 1999 STOCK OPTION PLAN (1)

                            (Full Title of the Plan)

                                   ----------

                                  SHELBY BONNIE
                             CHIEF EXECUTIVE OFFICER
                               CNET NETWORKS, INC.
                               150 CHESTNUT STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 395-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                              DEBORAH LUDWIG, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                                   ----------

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                          PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
          REGISTERED               REGISTERED (2)             SHARE (3)                PRICE (3)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common                23,205                  $29.02                $673,409.10               $168.35
Stock (par value $.0001)

===============================================================================================================================


(1) TechRepublic, Inc. is a Delaware corporation that was acquired by TechRepublic Holdings, Inc. ("Holdings") on March 22, 2000. The outstanding options issued under the TechRepublic, Inc. 1999 Stock Option Plan (the "TR Plan") were assumed by Holdings and converted into options to acquire shares of Holdings' common stock. Holdings is a Delaware corporation and newly acquired wholly owned subsidiary of CNET Networks, Inc. (the "Registrant"). Outstanding options issued under this plan were assumed by the Registrant and converted into options to acquire shares of the Registrant's common stock.

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation or any other similar transaction which results in an increase in the number of shares of the Registrant's outstanding common stock.

(3) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on the weighted average exercise price of 23,205 shares of the Registrant's common stock issuable pursuant to the TR Plan in accordance with Rule 457(h)(1) of the Securities Act.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering:

         23,205 shares of the Registrant's common stock to be issued upon the exercise of stock options assumed by the Registrant pursuant to that certain Agreement and Plan or Merger and Reorganization among the Registrant, TechRepublic Acquisition Corp., TechRepublic Holdings, Inc. ("Holdings") and Gartner, Inc., dated April 9, 2001. The options were originally granted to employees of TechRepublic, Inc. ("TechRepublic") under the TR Plan, which options were assumed by Holdings upon the consummation of its acquisition of TechRepublic on March 22, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

         1. the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including all material incorporated by reference therein;

         2. the Registrant's Revised Proxy Statement on Schedule 14A, filed on May 3, 2001;

         3. the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, including all material incorporated by reference therein;

         4. The description of the Registrant's common stock, par value $.0001 per share ("CNET Common Stock") set forth in the Registrant's registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed report or document which also is or is deemed to be incorporated be reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of CNET Common Stock being registered hereby will be passed upon for the Registrant by Sharon Le Duy, Senior Vice President and General Counsel of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 (a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

Section 145 (b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145 (g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         The Registrant's bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Delaware Corporation Law, and the Registrant has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT           DESCRIPTION
NUMBER

    3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended to date.(1)

    3.2           Restated Bylaws of the Registrant.(1)

    4.1           TechRepublic, Inc. 1999 Stock Option Plan.(2)

    5.1 Opinion of Sharon Le Duy, Senior Vice President and General Counsel of the Registrant regarding the legality of securities being issued.(2)

    23.1          Consent of KPMG LLP, Independent Auditors. (2)

    23.2 Consent of Sharon Le Duy is contained in Exhibit 5.1 to this Registration Statement.

    24.1          Power of Attorney is contained on the signature pages.

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(1)      Incorporated by reference to the Registrant's Annual Report on Form
         10-K for the fiscal year ended December 31, 2000.

(2)      Filed herewith.



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

ITEM 9.   UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         (b) That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on July 16, 2001.

                                             CNET NETWORKS, INC.

                                             By:   /s/ Shelby W. Bonnie
                                                 -------------------------------
                                                       Shelby W. Bonnie
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Shelby Bonnie and Doug Woodrum, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                      TITLE                                    DATE
             ---------                                      -----                                    ----

/s/ Shelby W. Bonnie                      Chairman of the Board and Chief Executive              July 16, 2001
--------------------------------------    Officer
      Shelby W. Bonnie

/s/ Daniel L. Rosensweig                  President and Director                                 July 16, 2001
--------------------------------------
      Daniel L. Rosensweig

/s/ Douglas N. Woodrum                    Executive Vice President and Chief Financial           July 16, 2001
--------------------------------------    Officer
      Douglas N. Woodrum

/s/ John C. Colligan                      Director                                               July 16, 2001
--------------------------------------
      John C. Colligan

/s/ Eric Hippeau                          Director                                               July 16, 2001
--------------------------------------
      Eric Hippeau

/s/ Mitchell Kertzman                     Director                                               July 16, 2001
--------------------------------------
      Mitchell Kertzman

/s/ Randall Mays                          Director                                               July 16, 2001
--------------------------------------
      Randall Mays

/s/ Eric Robison                          Director                                               July 16, 2001
--------------------------------------
      Eric Robison

/s/ David P. Overmyer                     Senior Vice President, Finance and                     July 16, 2001
--------------------------------------    Administration (Principal Accounting Officer)
      David P. Overmyer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

    3.1           Amended and Restated Certificate of Incorporation of the
                  Registrant.(1)

    3.2           Restated Bylaws of the Registrant.(1)

    4.1           TechRepublic, Inc. 1999 Stock Option Plan.(2)

    5.1           Opinion of Sharon Le Duy, Senior Vice President and General
                  Counsel of the Registrant regarding the legality of securities being issued.(2)

    23.1          Consent of KPMG LLP, Independent Auditors.(2)

    23.2          Consent of Sharon Le Duy is contained in Exhibit 5.1 to this
                  Registration Statement.

    24.1          Power of Attorney is contained on the signature pages.

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(1)      Incorporated by reference to the Registrant's Annual Report on Form
         10-K for the fiscal year ended December 31, 2000.

(2)      Filed herewith.